UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2020

CANNABIS SUISSE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213009	38-3993849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lerzenstrasse 12, Dietikon, Switzerland, 8953

(Address of Principal Executive Offices) (Zip Code)

+15022082098

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock	CSUI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On November 23, 2020, Cannabis Suisse Corp. (the Transferor), a Nevada corporation, entered into an Asset Transfer Agreement with Cecillia Merige Jensen (the Transferee), an Estonian individual, and Cannabis Suisse LLC (the Company), a Wyoming limited liability company. In accordance with the terms of the Agreement, Transferor will commit to transfer to the order of the Transferee all its right, title and interest to one hundred percent (100%) of the Company including all its right, title and interest to one hundred percent (100%) of Grow Factory GmbH and Transferee will commit to transfer and assign to the Transferor 10,000,000 restricted shares of Cannabis Suisse Corp., free and clear of any and all liens and encumbrances.

Item 9.01 Financial Statements and Exhibit

(d)            Exhibits.

Exhibit No.	Description
10.4	Asset Transfer Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SUISSE CORP.
(Registrant)

/s/ Suneetha Nandana Silva Sudusinghe
Suneetha Nandana Silva Sudusinghe
Chief Executive Officer

Date: November 23, 2020